Exhibit 3.1
BYLAWS
OF
ENTERGY CORPORATION
AS AMENDED AND RESTATED DECEMBER 6, 2024

ARTICLE I.
OFFICES

The principal business office of the Corporation shall be in New Orleans, Louisiana. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at the office of the Corporation in the City of New Orleans, Parish of Orleans, State of Louisiana, unless some other place for said meeting, either within or without the State of Delaware, shall have been fixed by the Board of Directors and set forth in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time of day as shall have been fixed by resolution of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of a majority of the Board of Directors, the Chair of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer, a majority of the entire Executive Committee of the Board of Directors, if there should be one, or by the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting. The notice of each special meeting shall state the place, if any, date, hour, and purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to such purpose or purposes. Such written notice shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. In the event that a special meeting is called by the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting in accordance with the provisions of the Certificate of Incorporation and this Section 3 of Article II, the Board of Directors shall, within ten days of receipt of such call (i) fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) set a special meeting date, which meeting date shall be not less than ten nor more than 60 days after the record date established pursuant to clause (i). The Board of Directors may postpone or reschedule any special meeting of stockholders and the Board of Directors may cancel any special meeting of stockholders other than a special meeting of stockholders called by stockholders.

SECTION 4. Stockholders’ Lists. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed in the principal business office of the Corporation, and shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten days before any meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during the usual hours for business at the principal business office of the Corporation. Nothing in this Section 4 of Article II shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

SECTION 5. Notice. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written or printed notice, signed by the Chair of the Board, a President, a Vice President, the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, of the date, time, place, if any, and purpose or purposes of every meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, unless otherwise required by law or the Certificate of Incorporation, shall be served upon personally or mailed or caused to be mailed, postage prepaid, or delivered by electronic transmission (if permitted under the circumstances by the DGCL) by or at the direction of the Secretary or the officer performing his or her duties not less than ten nor more than 60 days before the date of such meeting to each stockholder of record entitled to vote at his or her address as it appears upon the stock book of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 6. Inspectors of Election. At any meeting of stockholders the chair of the meeting shall appoint one or more persons, who need not be stockholders, to act as Inspectors of Election. No Director or candidate for the office of Director shall be appointed as such Inspector. Before entering upon the discharge of his or her duties, each Inspector shall first take and subscribe an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his or her ability. The Inspector(s) shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken which shall be filed with the minutes of the meeting.

SECTION 7. Organization and Conduct of Meetings. The Chair of the Board or, in his or her absence, a director or officer appointed by him or her or, in default of such appointment, the Chief Executive Officer of the Corporation, if not the same person as the Chair of the Board, shall call meetings of the stockholders to order and shall act as chair of the meeting. Only the Board of Directors may further provide for determining which director or officer shall act as chair of any meeting of stockholders in the absence of the Chair of the Board and such designee. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and in his or her absence, the chair of the meeting may appoint a secretary. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chair of a meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair or the Board of Directors should so determine, the chair or the Board of Directors shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 8. Adjournments. Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereat, though less than a quorum, or by the chair of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the requirements of Section 5 of Article II shall be given to each stockholder of record entitled to vote at the meeting. If a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with Section 3, Article VI of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 9. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote thereat shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote thereat shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present at any meeting of stockholders, either the chair of the meeting or holders of a majority of the shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote thereat shall have power to adjourn the meeting from time to time, in the manner provided in Section 8 of Article II, until a quorum shall be present. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

SECTION 10. Voting. Unless otherwise required by applicable law or the Certificate of Incorporation, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

SECTION 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

SECTION 12. Notice of Business.

(a)    This Section 12 of Article II sets forth certain procedures for stockholders to propose business to be considered by the stockholders at a meeting of stockholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any duly authorized committee appointed by the Board of Directors for such purpose or (iii) otherwise properly brought by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 of Article II and through the date of such meeting who complies with the notice procedures set forth in this Section 12 of Article II (with such stockholder being a “Noticing Party” for all purposes of Section 6 of Article III), (B) is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this Section 12 of Article II. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to propose any business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or a nomination of directors), at any meeting of stockholders.

(b)    In addition to any other applicable requirements, to properly bring business before any meeting of stockholders, a stockholder of record must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall have been delivered to, or mailed, and received at the principal executive offices of the Corporation in proper written form, (i) in the case of an annual meeting, not later than the close of business (as defined below) on the 90th day or earlier than the 120th day prior to the first anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or more than 60 days after such anniversary, or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice to the Secretary must be so received not earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure (as defined below) of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the close of business on the tenth day following the date on which public disclosure of the date of the special meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of any meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    To be in proper written form, the notice of any stockholder of record giving notice under this Section 12 of Article II must set forth as to each item of business the stockholder proposes to bring before the meeting (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, if such business includes proposed amendments to the Certificate of Incorporation or these Bylaws, the text of the proposed amendments), (iii) the reasons for conducting such business at the meeting, (iv) all of the information required under clauses (ii)–(vi) of Section 6(c) of Article III, and (v) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder or any Stockholder Associated Person (as defined below) in connection with solicitations of proxies in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the “Proxy Rules”).

(d)    Notwithstanding anything to the contrary contained in this Section 12 of Article II, unless otherwise required by law, if the stockholder of record proposing business to be conducted at a meeting pursuant to this Article II (or a Qualified Representative (as defined below) of such stockholder) does not appear at the meeting of stockholders of the Corporation to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(e)    A stockholder of record proposing business to be conducted at a meeting pursuant to this Article II shall update such stockholder’s notice provided under this Section 12 of Article II, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is ten business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (I) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (II) not later than the close of business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (B) be made only to the extent that information has changed since such stockholder’s prior submission and (C) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 12(e) of Article II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 12 of Article II and shall not extend the time period for the delivery of notice pursuant to Section 12(b) of Article II. If a stockholder fails to provide any update in accordance with the foregoing provisions of this Section 12(e) of Article II, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 12 of Article II.

(f)    If any information submitted pursuant to this Section 12 of Article II shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 12 of Article II. Any stockholder of record proposing business to be conducted at a meeting pursuant to this Article II shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 12 of Article II within two business days after becoming aware of such inaccuracy or change, and any such notification shall (i) be made only to the extent that any information submitted pursuant to this Section 12 of Article II has changed since such stockholder’s prior submission and (ii) clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any stockholder of record proposing business to be conducted at a meeting pursuant to this Article II shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 12 of Article II and (ii) a written affirmation of any information submitted by such stockholder pursuant to this Section 12 of Article II as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 12 of Article II.

(g)    Notwithstanding anything in these Bylaws to the contrary, no business shall be brought by a stockholder at any meeting of stockholders or conducted by a stockholder at any meeting of stockholders except in accordance with the procedures set forth in this Article II ((or pursuant to and in accordance with Rule 14a-8 of the Exchange Act)). The Board of Directors or the chair of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, and any such business shall not be transacted.

(h)     In addition to complying with the foregoing provisions of this Section 12 of Article II, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 12 of Article II. Nothing in this Section 12 of Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i)    Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 12 of Article II must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

ARTICLE III.
DIRECTORS

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

SECTION 2. Term of Office; Eligibility. The term of office of each Director shall be until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier death, resignation or removal of such Director. No person shall be eligible for election or appointment as a Director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a Director or any other matter reasonably related to such person’s candidacy or service as a Director of the Corporation.

SECTION 3. Election of Directors. Except as provided in Article III, Section 8 of these Bylaws, each Director of the Corporation shall be elected by the vote of a majority of the votes cast with respect to such Director at any meeting for the election of Directors at which a quorum is present; provided, however, that if, as of the tenth day before the Corporation first mails its notice of meeting for such meeting to stockholders, the number of nominees for any election of Directors nominated exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by holders of shares entitled to vote at any meeting for the election of Directors at which a quorum is present will be elected. For purposes of this Section 3 of Article III, a majority of the votes cast means that the number of shares voted “for” a Director must exceed 50% of the votes cast with respect to that Director. The votes cast shall exclude abstentions with respect to that Director’s election.

SECTION 4. Resignations and Removals of Directors. Any Director may resign at any time by notice of such resignation given in writing, including by electronic transmission, to the Board of Directors, the Chair of the Board, the Vice Chair or the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors, the Chair of the Board or the Secretary.

SECTION 5. Meetings; Notice. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chair of the Board, the Vice Chair or a President and as may be specified in the notice of meeting. Meetings may be held at any time upon the call of the Chief Executive Officer of the Corporation, the Chair of the Board or a majority of the whole Board of Directors, by oral, electronic or written notice, duly given sent or mailed to each Director not less than 24 hours before such meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Any director may waive notice of any meeting before or after the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where the Director attends the meeting for the express purpose of objecting at the beginning of the meeting, and does so object, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with this Section 5 of Article III.

SECTION 6. Nomination of Directors.

(a)    This Section 6 of Article III sets forth certain procedures for stockholders to nominate persons for election to the Board of Directors to be considered by the stockholders at an annual or special meeting of stockholders if the stockholder does not wish the nomination to be included in the Corporation’s proxy statement. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders properly held for such purpose (i) pursuant to the Corporation’s notice of annual meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 of Article III and through the date of such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Section 6 of Article III, or (iv) with respect to nominations of persons for election to the Board of Directors of the Corporation at any annual meeting, by any stockholder who complies with the provisions of Section 7 of Article III. Such nominations by any stockholder of record pursuant to this Section 6 shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

(b)    In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder pursuant to Section 6(a)(iii) of Article III, a stockholder of record must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall have been delivered to, or mailed, and received at the principal executive offices of the Corporation in proper written form, (i) in the case of an annual meeting, not later than the close of business on the 90th day or earlier than the 120th day prior to the first anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or more than 60 days after such anniversary, or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice to the Secretary must be so received not earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the date on which public disclosure of the day of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors pursuant to the Corporation’s notice of meeting (or any supplement thereto), not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the close of business on the tenth day following the date on which public disclosure of the date of the special meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of any meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    To be in proper written form, the notice of any stockholder of record giving notice under this Section 6 of Article III (each, a “Noticing Party”) must set forth:

(i)     as to each person whom such Noticing Party proposes to nominate for election or re-election as a Director (each, a “Proposed Nominee”):

(A) the name, age, business address and residence address of such Proposed Nominee;

(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualifications of such Proposed Nominee completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days after receiving such request);

(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee with respect to the Corporation that has not been disclosed to the Corporation; (III) will, if elected as a Director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to Directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee) and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a Director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Party or any Stockholder Associated Person (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s associates (as defined below) has with the Noticing Party or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(G) any other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to the Proxy Rules; and

(ii)     as to such Noticing Party and each Stockholder Associated Person:

(A)     the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B)     the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), the date or dates on which such shares were acquired;

(C)     the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any such securities;

(D)     (I) a description of all Derivative Instruments (as defined below) directly or indirectly owned beneficially by each Noticing Party or any Stockholder Associated Person and (II) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;

(E)     any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate (as defined below) thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F)     a description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person or (II) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

(G)     any Short Interest (as defined below) held by or involving any Noticing Party or any Stockholder Associated Person;

(H)     any rights to dividends on the shares of the Corporation owned beneficially by any Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(I)     any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(J)     any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Stockholder Associated Person in any agreement with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(K)     a description of any material interest of any Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(L)     a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 6 of Article III;

(M)     a description of the investment strategy or objective, if any, of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation);

(N)     all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(O)     a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation; and

(P)    all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (A) through (P) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such person or entity, an “Exempt Party”);

(iii)     a representation that such Noticing Party intends to appear in person or cause a Qualified Representative of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(iv)     a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any current or former officer, Director or affiliate of the Corporation;

(v)     identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to provide economic support for the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vi)     a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or other business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d)     In addition to the information required pursuant to the foregoing provisions of this Section 6 of Article III, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a Director of the Corporation or that would reasonably be expected to be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the U.S. Securities and Exchange Commission (the “SEC”), any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a Director and for determining and disclosing the independence of the Corporation’s Directors, including those applicable to a Director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten days after it has been requested by the Corporation. No person shall be eligible for election as a Director of the Corporation if his or her election to the Board of Directors would cause the Corporation to be in violation of any applicable statute, rule or regulation, and unless nominated in accordance with the applicable procedures set forth in these Bylaws.

(e)     Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that one or more Directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 6(e) of Article III through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 6(e) of Article III. In addition to any other applicable requirements, for Director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary in accordance with the time periods set forth in Section 6(b)(ii) of Article III, with respect to special meetings. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 6(c) of Article III, and such stockholder and any Proposed Nominee shall comply with Section 6(d) of Article III, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f)     Notwithstanding anything herein to the contrary, if (i) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (ii) (A) such Noticing Party or Stockholder Associated Person subsequently either (I) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (B) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (I) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (II) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(g)     In addition to complying with this Section 6 of Article III, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 6 of Article III and Section 9 of Article III. Nothing in this Section 6 of Article III shall be deemed to affect any rights of (i) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or Section 7 of Article III or (ii) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

(h)     Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 6 of Article III must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(i)    For purposes of these Bylaws,

(i)     “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(ii)     “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;
(iii)     “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;
(iv)     “Derivative Instrument” shall mean:
(A)     any derivative or short position, profit interest, hedging transaction, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation,
(B)     any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation,
(C)     any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or
(D)     any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(v)     “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;
(vi)     a “Qualified Representative” of a Noticing Party means:
(A)     a duly authorized officer, manager or partner of such Noticing Party or
(B)     a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders;
(vii)     “Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Noticing Party or any Stockholder Associated Person of any Noticing Party directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Noticing Party or any Stockholder Associated Person of any Noticing Party with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation; and
(viii)     “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed:
(A)     any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with, such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation;
(B)     any affiliate or associate of such Noticing Party (other than a Noticing Party that is an Exempt Party) or such beneficial owner(s);
(C)     any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws;
(D)     any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party); and
(E)     any Proposed Nominee.

SECTION 7. Proxy Access for Director Nominees.

(a)    Definitions. Notwithstanding anything to the contrary in these Bylaws, for purposes of this Section 7, the following terms shall have the following meanings:

(i)“Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a nominee or as a Director.

(ii)“Eligible Stockholder” shall mean a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 7(d) continuously for the required three-year period or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 7(e), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

(iii)“Maximum Number” shall mean that number of Directors constituting the greater of (x) two or (y) 20% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 7 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 7(c)(i).

(iv)“Minimum Number” shall mean 3% of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(v)“Nominating Stockholder” shall mean any Eligible Stockholder or group of up to 20 stockholders (a “Nominator Group”) that, collectively as a group, satisfy the requirements to qualify as an Eligible Stockholder, that (1) has (individually and collectively, in the case of a Nominator Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 7 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 7), and (2) has nominated a Stockholder Nominee.

(vi)“Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to Section 7(f).

(vii)“Own,” “Owned” or “Owning” shall mean those outstanding shares of the Corporation’s common stock with respect to which a stockholder possesses both:

(1)the full voting and investment rights pertaining to the shares; and

(2)the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:

(A)sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

(B)borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(C)subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index.

A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares within five business days’ notice. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether shares constitute shares Owned shall be determined in good faith by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders.

(viii)“Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

(ix)“Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 7.

(x)“Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a Director of the Corporation, will act or vote on any issue or question.

(b)     Proxy Access at Annual Meeting. Subject to the provisions of this Section 7, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i)the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(ii)disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii)any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 7(g)), if such statement does not exceed 500 words; and

(iv)any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 7.

For the avoidance of doubt, the provisions of this Section 7 shall not apply to a special meeting of stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or group of stockholders in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of stockholders.

(c)     Maximum Number of Stockholder Nominees.
(i)The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 7(e) but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

(1)Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

(2)Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting;

(3)the number of incumbent Directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy statement for an annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(4)the number of incumbent Directors who had been Stockholder Nominees, at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

(ii)Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 7 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 7 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 7 from each

Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the stock of the Corporation each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(d)     Eligible Stockholders.
(i)An Eligible Stockholder or Nominator Group may submit a nomination in accordance with this Section 7 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the annual meeting. The following shall be treated as one Eligible Stockholder or one member of a Nominator Group if such Eligible Stockholder or member of a Nominator Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria:

(1)funds under common management and investment control;

(2)funds under common management and funded primarily by the same employer; or

(3)a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended).

For the avoidance of doubt, in the event of a nomination by a Nominator Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominator Group) that are set forth in this Section 7, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the Ownership of the Nominator Group in the aggregate. Should any stockholder withdraw from a Nominator Group at any time prior to the annual meeting of stockholders, the Nominator Group shall only be deemed to Own the shares held by the remaining members of the group.

(ii)No stockholder shall be permitted to be in more than one Nominator Group, and if any stockholder appears as a member of more than one Nominator Group, or as a member of a Nominator Group and as a Nominating Stockholder without any such group, such stockholder shall be deemed to be a member of only the Nominator Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominator Group.

(e)     Timely Nomination Notice. To be timely, the Nomination Notice shall have been delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation:

(i)not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date (as stated in the Corporation’s proxy materials relating to that annual meeting) that the Corporation first mailed its proxy materials for the annual meeting of the previous year, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 7; or

(ii)if (and only if) the annual meeting is scheduled to be held on a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of the stockholders, the Nomination Notice to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice or public disclosure of the date of the meeting was given or made, and in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice.

(f)     Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(i)documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and certifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares through the record date;

(ii)an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Number of shares prior to the date of the annual meeting;

(iii)a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iv)the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a Director if elected;

(v)a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominator Group):

(1)the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 6 of Article III, as if the Nominating Stockholder were proposing a director nominee under that section;

(2)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3)a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(4)a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

(5)a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(6)a representation and warranty that the Nominating Stockholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

(7)a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or Stock Exchange Rules;

(8)a representation and warranty that the Stockholder Nominee: (A) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Directors; and (B) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”), or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(9)a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 7(d);

(10)a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 7(d) through the date of the annual meeting;

(11)the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(12)if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors; provided, that any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and

(13)in the case of a nomination by a Nominator Group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)an executed agreement (which form of agreement shall be provided to the Nominating Stockholder by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice, pursuant to which the Nominating Stockholder (including each member of a Nominator Group) agrees:

(1)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2)to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s Directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3)to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;

(4)to indemnify and hold harmless (jointly with all other members of a Nominator Group, if applicable) the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Stockholder, including without limitation a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its, or his or her, applicable, obligations, agreements or representations under or pursuant to this Article III, Section 7; and

(5)to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any member of a Nominator Group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation and any other recipient of the information that is required to correct the misstatement or omission; and

(6)in the event that the Nominating Stockholder (including any member of a Nominator Group) has failed to continue to satisfy the eligibility requirements described in Section 7(d), to promptly notify the Corporation.

(vii)an executed questionnaire (which form of questionnaire shall be provided to the Nominating Stockholder by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice;

(viii)an executed agreement (which form of agreement shall be provided to the Nominating Stockholder by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of the Nomination Notice, by the Stockholder Nominee:

(1)to provide to the Corporation such other information as it may reasonably request;

(2)that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other policies and guidelines applicable to Directors; and

(3)that the Stockholder Nominee is not and will not become a party to (1) any Compensation Arrangement in connection with such person’s nomination or candidacy for Director and/or such person’s service or action as a Director of the Corporation that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, or (2) any Voting Commitment that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice.

The information and documents required by this Section 7(f) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominator Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or any member of a Nominator Group that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 7(f) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. The Nominating Stockholder shall further update and supplement the Nominating Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).
(g)    Exclusion or Disqualification of Stockholder Nominees.

(i)If, after the deadline for submitting a Nomination Notice as set forth in Section 7(e), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, the Corporation:

(1)shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and

(2)may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(ii)Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:

(1)the Corporation receives a notice that a stockholder intends to nominate a candidate for Director at the annual meeting pursuant to the advance notice requirements set forth in Section 6 of Article III;

(2)the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(3)the Nominating Stockholder or the designated lead group member of a Nominator Group, as applicable, or any Qualified Representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 7;

(4)the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Corporation’s Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(5)the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 7 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting;

(6)the Stockholder Nominee has been, within the past three years, an officer of director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(7)the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 7(d), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 7.

(iii)Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

(1)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(2)such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, Corporation, partnership, association or other entity, organization or governmental authority; or

(3)the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iv)The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

SECTION 8. Newly Created Directorships and Vacancies. Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may only be filled by a majority of the remaining Directors (excluding any Director elected by any class or series of preferred stock), although less than a quorum. Each Director elected to replace a former Director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A Director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

SECTION 9. General.

(a)    The number of director nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 6(b) of Article III. Notwithstanding anything to the contrary contained in this Article III, unless otherwise required by law, if the Noticing Party proposing a nominee for director at a meeting pursuant to this Article III (or a Qualified Representative of such Noticing Party) does not appear at the meeting of stockholders of the Corporation to present such nomination, such proposed nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation. The Board of Directors or the chair of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Article III, and the defective nomination shall be disregarded.

(b)    A Noticing Party shall update such Noticing Party’s notice provided under Section 6 of Article III, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is ten business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (I) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (II) not later than the close of business seven business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (B) be made only to the extent that information has changed since such Noticing Party’s prior submission and (C) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 9 of Article III shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to Section 6 of Article III and shall not extend the time period for the delivery of notice pursuant to Section 6(b) of Article III. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 9 of Article III, the information as to which such written update relates may be deemed not to have been provided in accordance with Section 6 of Article III.

(c)    If any information submitted pursuant to Section 6 of Article III shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with Section 6 of Article III. Any Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to Section 6 of Article III (including if such Noticing

Party no longer intends to solicit proxies in accordance with the representation made pursuant to Section 6(c)(vi) of Article III) within two business days after becoming aware of such inaccuracy or change, and any such notification shall (i) be made only to the extent that any information submitted pursuant to Section 6 of Article III has changed since such Noticing Party’s prior submission and (ii) clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any Noticing Party shall provide, within seven business days after delivery of such request (or such other period as may reasonably be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to Section 6 this of Article III and (ii) a written affirmation of any information submitted by such Noticing Party pursuant to Section 6 of Article III as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with Section 6 of Article III.

ARTICLE IV.
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of not less than three or more than eight members, to serve at the pleasure of the Board, to consist of the Chair of the Board and such additional Directors as the Board may from time to time designate. The Chair of the Board of the Corporation shall be Chair of the Executive Committee.

SECTION 2. Procedure. The Executive Committee shall meet at the call of the Chair of the Executive Committee or of any two members. A majority of the members shall be necessary to constitute a quorum, and action shall be taken by a majority vote of those present.

SECTION 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall, to the extent permitted by law, possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation. The taking of action by the Executive Committee shall be conclusive evidence that the Board was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported to the Board at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by such revision or alteration.

SECTION 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint other committees to consist of one or more of the Directors of the Corporation for any purpose or purposes, and such committees shall have powers as shall be conferred by the resolution of appointment, as such resolutions may be amended from time to time.

ARTICLE V.
OFFICERS

SECTION 1. Executive Officers. The Board of Directors shall elect individuals to occupy at least three executive offices: Secretary, Treasurer and at least one other office, being either President or Vice President. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including (if not so elected above) one or more Presidents or Vice Presidents and whatever other executive offices which the Board sees fit to fill. The Board of Directors shall, by resolution, designate one executive officer as the Chief Executive Officer of the Corporation who, subject to the direction of the Board of Directors and of the Executive Committee, shall have direct charge of and general supervision over the business and affairs of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until his or her successor shall have been duly elected and qualified, or until he or she shall have died or resigned or shall have been removed by majority vote of the whole Board of Directors. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other office except President.

SECTION 2. Chair of the Board. When a Chair of the Board is elected by the Board of Directors, he or she shall be a member of the Board of Directors, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Executive Committee. The Chair of the Board need not be an officer of the Corporation.

SECTION 3. President. If one or more Presidents are elected by the Board of Directors, each such President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Executive Committee or, if any such President is not designated the Chief Executive Officer of the Corporation, by the Chief Executive Officer.

SECTION 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors or the Executive Committee, or as may be delegated to him or her by the Chief Executive Officer.

SECTION 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose, he or she shall see that all notices are duly given in accordance with the provisions of law and these Bylaws; he or she shall be custodian of the records and of the corporate seal of the Corporation; he or she shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he or she may attest the same; he or she may sign, with the Chair of the Board, the Vice Chair, a President or a Vice President, certificates of stock of the Corporation; and in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chair of the Board, the Vice Chair, a President, the Board of Directors or the Executive Committee.

The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.
SECTION 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he or she may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he or she may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he or she shall render or cause to be rendered to the Chair of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the Chair of the Board, the Vice Chair, a President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the Chair of the Board, the Vice Chair, a President, the Board of Directors or the Executive Committee.

SECTION 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 8. Vacancies. Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting, or by any officer having the authority to appoint and remove any such office. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

SECTION 9. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chair of the Board, the Vice Chair, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors, the Chair of the Board or such officer.

ARTICLE VI.
CAPITAL STOCK

SECTION 1. Stock Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. Certificates of stock shall be signed by the Chair of the Board, the Vice Chair, a President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Such seal may be by facsimile, engraved or printed. Where such certificate is signed (a) by a transfer agent or an assistant transfer agent, other than the Corporation itself, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chair of the Board, the Vice Chair, any such President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be by facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars of the stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 3. Record Dates. The Board of Directors may fix a date, not greater than 60 days nor less than ten days in advance of the date of any meeting of stockholders or adjournment thereof, and may fix a date not exceeding 60 days prior to the date stockholders are entitled to receive payment of any dividend, distribution or allotment of any rights, or in order to make a determination of stockholders for any other purpose, as a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, distribution or allotment of any rights, or for any other purpose; and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting of stockholders or any adjournment thereof, or entitled to receive payment of such dividend, distribution or allotment of any rights, or for such other purpose, notwithstanding any transfer of stock on the books of the Corporation after the record date so fixed. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with this Section 3 of Article VI. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VII.
CHECKS, NOTES, ETC.

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by the Chair of the Board, the Vice Chair, any President or Vice President and by the Treasurer or any Assistant Treasurer, or shall be signed by such other officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee.

SECTION 2. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by the Chief Executive Officer, the Chair of the Board, the Vice Chair or any President or Vice President or shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or the Executive Committee or by the Chief Executive Officer, Chair of the Board or a President pursuant to authorization by the Board of Directors.

SECTION 3. Voting of Stock and Execution of Proxies. The Chair of the Board, the Vice Chair, any President or Vice President or any other officer of the Corporation designated by the Board of Directors, the Executive Committee, the Chair of the Board, or a President, shall be authorized to attend any meeting of the stockholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chair of the Board, the Vice Chair or any President or Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.

ARTICLE VIII.
WAIVERS

Whenever under the provisions of these Bylaws or of any law the stockholders or Directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, such meeting or action may be held or taken without notice and without such lapse of time, on written waiver of such notice and lapse of time signed by every person entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, or by his or her attorney or attorneys thereunto authorized, either before or after the meeting or action to which such notice relates. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.

ARTICLE IX.
MISCELLANEOUS

SECTION 1. Seal. The seal of the Corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

SECTION 2. Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 2 of Article IX, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.
SECTION 3. Forum for Certain Actions.

(a)    Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its current or former Directors, officers or other employees arising pursuant to any provision of the

DGCL, these Bylaws or the Certificate of Incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its current or former Directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

(b)    If any action the subject matter of which is within the scope of the first sentence of Section 3(a) of Article IX is filed in a court other than a court located within the State of Delaware or if any action the subject matter of which is within the scope of the second sentence of Section 3(a) of Article IX is filed in a court other than the federal district courts of the United States of America (either such case being, a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the first sentence of Section 3(a) of Article IX and the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce the second sentence of Section 3(a) of Article IX (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)    For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 3 of Article IX.

ARTICLE X.
INDEMNIFICATION

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to such action, suit or proceeding, or (iii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Any indemnification under this Article X shall be made promptly and, in any event, to the extent practicable, within 60 days of receipt by the Corporation of the written request of the person to be indemnified.
SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was sending at the request of the Corporation as a Director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article and notwithstanding the absence of any determination thereunder, any Director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be. Neither a contrary determination in the specify case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance. Expenses incurred by a Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within fourteen days after receipt by the Corporation of a written statement from such Director or officer requesting such an advancement, together with an undertaking, if required by law at the time of such advance, by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X.

SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his or her official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law. The provisions of this Article X shall not be deemed to prelude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

SECTION 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the provisions of this Article X. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

SECTION 9. Certain Definitions. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or as a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to Directors, employees and agents of the Corporation or of its wholly or partially owned, direct or indirect affiliated or subsidiary companies similar to those conferred in this Article X to Directors and officers of the Corporation.

SECTION 13. Repeal or Modification. All rights to indemnification and to advancement of expenses under this Article X shall be deemed to be a contract between the Corporation and each Director and officer who serves or has served in any such capacity, and each other person as to whom the Corporation has agreed to grant indemnity under this Article X at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the DGCL or any other applicable law shall not in any way diminish any right to indemnification or to advancement of expenses of such Director, officer or other person as to whom the Corporation has agreed to grant indemnity, or the obligations of the Corporation, arising hereunder for claims relating to matters occurring prior to such repeal or modification.

SECTION 14. Separability. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and officer, and each employee, agent and other person as to whom the Corporation has agreed to grant indemnity under this Article X to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XI.
AMENDMENTS

Subject to the provisions of applicable law and of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws adopted either (1) at any annual or special meeting of the stockholders at which a quorum is present, provided notice of the proposed amendment shall have been contained in the notice of meeting, or (2) by the Board of Directors at any regular or special meeting at which a quorum is present, provided notice of the proposed amendment shall have been given. Any repeal, alteration, amendment or adoption of any new Bylaw must be approved by, if adopted by stockholders, the holders of a majority of the outstanding stock entitled to vote generally in the election of Directors, voting together as a single class, or, if adopted by the Board of Directors, by a majority of the Board of Directors then in office.